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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported) February 25, 1999

                            SECURITY FINANCIAL CORP.
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                         (Name of Issuer in its charter)

         Delaware                                       34-1579662
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 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

    1 South Main St., Niles, OH                         44446-0228
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(Address of principal executive offices)                (Zip Code)

Issuer's telephone number, (330)  544-7400
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                                       N/A
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 (Former name of former address, if changed since last report)

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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

At its Board of Directors meeting on February 25, 1999, the Board of Directors of the Registrant, upon the recommendation of its audit committee, engaged the accounting firm of Crowe Chizek and Company, LLP as independent accountants for Registrant's fiscal year 1999.

The Registrant's existing accounting firm of S.R. Snodgrass, A.C. will continue to serve as independent auditor through the filing of the Registrant's Form 10-K for the year ended December 31, 1998.

During the two most recent fiscal years and the interim period subsequent to September 30, 1998, there have been no disagreements with S.R. Snodgrass, A.C. on any matter of accounting principles or practice, financial statement disclosure , or auditing scope or procedure or any reportable events.

S.R. Snodgrass, A.C.'s report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The Registrant has requested a letter from S.R. Snodgrass, A.C. addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Registrant in response to this item 4 and, if not, stating the respect in which it does not agree. The Registrant delivered a copy of this Form 8-K report to S.R. Snodgrass, A.C. on March 2, 1999. The Restraint will file by amendment, as an exhibit to this Form 8-K report a copy of such letter when it is received, which is anticipated subsequent to the completion of and the filing of Registrants Annual Report on Form 10-K for fiscal year 1998.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Security Financial Corp.


Dated: March 2, 1999                         /s/ Glenn E. Griffiths
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                                             Glenn E. Griffiths, President